EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated March 7, 2005, with respect to the consolidated financial statements and schedule of SafeNet, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Registration Statements on Form S-8
Registration
Name	Number	Date Filed

Common Stock of SafeNet, Inc. issuable upon exercise of options assumed by SafeNet, Inc. in connection with the certain agreement and plan of reorganization by and among SafeNet, Inc., Snowflake Acquisition Corp. and Datakey, Inc. dated as of September 9, 2004 (the “Merger Agreement”), which were originally issued under the following stock option plans:
	333-122886	February 17, 2005

Datakey, Inc. 1997 Stock Option Plan

Individual Stock Option Agreements

Common Stock of SafeNet, Inc. issuable upon exercise of options assumed by SafeNet, Inc. in connection with the certain agreement and plan of reorganization by and among SafeNet, Inc., Ravens Acquisition Corp and Rainbow Technologies, Inc. dated as of October 22, 2003 (the “Merger Agreement”), which were originally issued under the following stock option plans:
	333-113784	March 22, 2004

Rainbow Technologies, Inc. 2003 Stock Option Plan

Rainbow Technologies, Inc. 2001 Nonstatutory Stock Option Plan

Rainbow Technologies, Inc. 2002 Stock Option Plan

Rainbow Technologies, Inc. Restated 1990 Stock Option Plan

SafeNet, Inc. 2001 Omnibus Stock Plan, (Formerly 2000 Nonqualified Stock Option Plan)	333-107621	August 4, 2003

Common Stock of SafeNet, Inc. issuable upon exercise of options assumed by SafeNet, Inc. in connection with the certain agreement and plan of reorganization by and among SafeNet, Inc., Sapphire Acquisition Corp. and Cylink Corporation date as of October 30, 2002 (the “Merger Agreement”), which were originally issued under the following stock option plans:

Cylink Corporation 2001 Non-Qualified Stock Incentive Plan

Cylink/ARL 1997 Stock Option Plan

Cylink Corporation Amended and Restated 1994 Flexible Stock Incentive Plan	333-103063	February 10, 2003

SafeNet, Inc. 2001 Omnibus Stock Plan, (Formerly 2000 Nonqualified Stock Option Plan)	333-62584	June 8, 2001

SafeNet, Inc. 2000 Nonqualified Stock Option Plan	333-50772	November 28, 2000

Information Resource Engineering, Inc. 2000 Nonqualified Stock Option Plan	333-43062	August 4, 2000

Information Resource Engineering, Inc. 1999 Employee Stock Option Plan, 1999 Stock Bonus Plan, 1999 Non-Employee Directors Stock Option Plan	333-91877	December 1, 1999

Information Resource Engineering, Inc. Stock Option Plan	333-08343	July 18, 1996

Registration Statements on Form S-3
Registration		Registration
Number	Date Filed	Number	Date Filed

333-109694	February 13, 2004	333-89282	June 12, 2002
333-109694	October 15, 2003	333-89282	May 29, 2002
333-106084	July 9, 2003	333-93371	December 22, 1999
333-106084	June 25, 2003	333-90237	November 3, 1999
333-106084	June 24, 2003	333-04907	May 31, 1996
333-89282	June 18, 2002	033-94046	August 18, 1995
333-106084	June 13, 2003	033-94046	June 28, 1995

/s/ Ernst & Young LLP

Baltimore, Maryland
March 14, 2005